Exhibit 21.1

Rexnord LLC

List of Subsidiaries

Name	Place of Incorporation
The Falk Service Corporation	Delaware
Prager Incorporated	Louisiana
PT Components, Inc.	Delaware
RBS Acquisition Corporation	Delaware
RBS China Holdings, L.L.C.	Delaware
Rexnord LLC	Delaware
Rexnord Industries, LLC	Delaware
Rexnord International Inc.	Delaware
W.M. Berg Inc.	Delaware
Falk Australia Pty Ltd.	Australia
Rexnord Australia Pty Ltd.	Australia
Rexnord NV	Belgium
Power Transmission Industries Do Brasil SA	Brazil
Rexnord Correntes Ltda	Brazil
Rexnord do Brasil Industrial Ltda	Brazil
Falk Canada Inc.	Canada
Rexnord Canada Ltd.	Canada
Rexnord Canada LP	Canada
Rexnord Chile Commercial Limitada	Chile
Changzhou Rexnord Transmission Co Ltd	China
Falk Shanghai Co., Ltd.	China
Rexnord Conveyor Products (Wuxi) Co. Ltd.	China
Shanghai Dalong Chains Works Co. Ltd.	China
Accessoire Convveyeur Chain SA	France
Rexnord France Holdings SAS	France
Rexnord SAS	France
MCC Deutschland Kette GmbH	Germany
Rexnord Germany Holdings GmbH	Germany
Rexnord Germany Operations GmbH	Germany
Rexnord GmbH	Germany
Rexnord Kette GmbH	Germany
Rexnord Stephan GmbH Co & Kg	Germany
Stephan GmbH	Germany
Hansen Italia Srl	Italy
Rexnord Italy Holdings Srl	Italy
Rexnord Marbett Srl	Italy
Mecanica Falk SA de CV	Mexico
Rexnord Industrial SA de CV	Mexico
Rexnord SA de CV	Mexico
MCC Holding BV	Netherlands
Precision Moulding Components Nederland BV	Netherlands
Rexnord BV	Netherlands
Rexnord Finance BV	Netherlands
Rexnord FlatTop Europe BV	Netherlands
Rexnord Marbett International BV	Netherlands
Rexnord Netherlands Holdings BV	Netherlands
Rexnord South Africa Pty	South Africa
Stephan Drives Ltd.	UK
Falk de Venezuela, SA	Venezuela
Jacuzzi Brands, Inc.	Delaware
OEI, Inc.	Delaware
OEP, Inc.	Delaware
Krikles, Inc.	Delaware
Krikles Europe U.S.A. Inc.	Delaware
Krikles Canada U.S.A. Inc.	Delaware
Zurco, Inc.	Delaware
Zurn (Cayman Islands), Inc.	Delaware
Zurn PEX, Inc.	Delaware
USI Atlantic Corp.	Delaware
Environmental Energy Company	California
HL Capital Corp.	California
Zurnacq of California, Inc.	California
Zurn Constructors, Inc.	California
Gary Concrete Products, Inc.	Georgia
Sanitary-Dash Manufacturing Co. Inc.	Connecticut
Zurn EPC Services, Inc.	Washington
Zurn Industries, Inc.	Pennsylvania
Zurn Industries Limited	Canada
Krikles Canada Inc.	Canada
Zurn Asia Holding Ltd.	Cayman Islands
Zurn Europe Limited	UK